[UNION DRILLING, INC. LOGO]

                                                                    NEWS RELEASE

                                           Contacts:  Union Drilling, Inc.
                                                      Christopher D. Strong, CEO
                                                      817-735-8777
                                                      Dan Steigerwald, CFO
                                                      817-735-8776
FOR IMMEDIATE RELEASE
                                                      DRG&E
                                                      Ken Dennard / Ben Burnham
                                                      713-529-6600

                           UNION DRILLING REPORTS 2006
                             SECOND QUARTER RESULTS

                    RONALD HARRELL TO JOIN BOARD OF DIRECTORS

FT. WORTH, TX - August 9, 2006 - Union Drilling, Inc. (NASDAQ: UDRL) announced today financial and operating results for the three and six month periods ended
June 30, 2006.

     Revenues for the second quarter of 2006 were $58.8 million, up 69% compared to revenues of $34.8 million in the second quarter of 2005. EBITDA for the second quarter of 2006 was $16.5 million, compared to $5.9 million reported in the same period last year. Second quarter 2006 EBITDA includes a $271,000
($184,000 net of tax) charge for stock-based compensation expense related to the impact of FAS 123R, which became effective January 1, 2006. Excluding this charge, EBITDA was $16.8 million for the second quarter of 2006. For additional information regarding EBITDA as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.

     Net income in the second quarter of 2006 was $6.5 million or $0.30 per diluted share versus net income of $1.0 million or $0.06 per diluted share during the second quarter of 2005. The latest quarterly results include the impact of FAS 123R which was $0.01 per share. Without the loss of margin, insurance deductibles and investigation expense related to a derrick collapse and fatality, EBITDA and diluted EPS would have been $17.3 million and $0.33, respectively.

     Christopher D. Strong, Union Drilling's chief executive officer, stated,
"During the second quarter, it appears that heavy rains in the Northeast contributed to uneven settling as well as a reduction to the anchoring system capability on one of our rigs. This resulted in a derrick collapse and tragic loss of life. Our safety and operations people, who are working with outside engineers, are implementing additional procedures to prevent this type of accident from occurring in the future.

     "We continue to see high demand for our rigs and have entered into a number of additional term contracts, the most notable of which involves moving the five rigs we have in the Rockies to eastern Arkansas for work in the Fayetteville
Shale. The move will take place primarily during the fourth quarter of 2006 after the rigs fulfill their current contractual obligations. This will bring the total number of rigs working in the Fayetteville Shale to seven and result in the closing of our Rocky Mountain operations for the time being.

     "Various bottlenecks have resulted in delayed delivery of rigs we expected to be working for most of the third quarter. The first of our new 1,500 horsepower Ideal rigs started drilling last week. At this point, delivery of the next two is scheduled before the end of the third quarter and the final three remain scheduled for the fourth quarter."

     For the first six months of 2006, Union Drilling reported revenues of
$115.4 million, EBITDA of $33.5 million and net income of $13.4 million, or
$0.62 per share, compared to the first half of 2005 when the company had revenues of $51.9 million, EBITDA of $8.4 million and net income of $1.3 million, or $0.08 per share.

OPERATING STATISTICS

     The Company's average revenue per revenue day was $13,444 for the second quarter of 2006 compared to $11,084 for the second quarter of 2005. Revenue days totaled 4,375 days, compared to 3,137 days for the same period last year.
Drilling margins totaled $21.3 million or 36% of revenues for the second quarter of 2006, versus $8.7 million or 25% of revenues in the second quarter of 2005.
Lost margin due to the rig collapse was an estimated $794,000 which would have put the drilling margin for the quarter at approximately $22.1 million. For additional information regarding Drilling margin as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.
Average marketed rig utilization for the second quarter was 76.1%, up from 58.8%
in the same period last year.

     Average dayrates for the six months ending June 30 were $13,265 per day for
2006 compared to $11,031 per day for 2005. The Company totaled 8,699 revenue days on 76.5% utilization during the first half of 2006 compared to 4,708 days on 53.8% utilization during the same period of 2005. Drilling margin was $42.9 million, or 37% of revenues, for the first six months of 2006, versus $13.1 million, or 25% of revenues for the first six months of 2005.

NEW BOARD APPOINTMENT

     Union Drilling's board has approved the appointment of Ronald Harrell to the board of directors, effective today. Harrell most recently served as
Chairman and CEO of Ryder Scott, and has over 40 years of industry experience.
He will become a member of the Audit committee, replacing John Moon. Strong commented, "I am excited that Ron has decided to join our board. His understanding of the reserve development process and areas likely to experience accelerated capital spending will be a valuable asset to this company as we refine our strategy."

     Union Drilling's management team will be holding a conference call on
Thursday, August 10, 2006, at 9:30 a.m. Eastern Time. To participate in the call, dial (303) 262-2139 at least ten minutes before the conference call begins and ask for the Union Drilling conference call. To listen to the live call on the web, please visit Union Drilling's web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a telephonic replay will be available through
August 17, 2006 and may be accessed by calling (303) 590-3000 and using the pass code 11066640#. Also, an archive of the webcast will be available after the call for a period of 60 days on the "Investor Relations" section of the Company's website at http://www.uniondrilling.com.

     Union Drilling, Inc., headquartered in Ft. Worth, Texas, provides contract land drilling services and equipment, primarily to natural gas producers, in the
United States. Union Drilling currently owns or operates 71 rigs and specializes in unconventional drilling techniques.

UDRL-E

     This press release contains various forward-looking statements and information that are based on management's belief as well as assumptions made by and information currently available to management. Forward-looking information includes statements regarding the Company's anticipated growth, demand from the
Company's customers, capital spending by oil and gas companies and the Company's expectations regarding its new rigs and the U. S. land drilling sector. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions and industry trends; the continued strength or weakness of the contract land drilling industry in the geographic areas where the Company operates; decisions about onshore exploration and development projects to be made by oil and gas companies; the highly competitive nature of the contract land drilling business; the Company's future financial performance, including availability, terms and deployment of capital; the continued
availability of qualified personnel; and changes in governmental regulations, including those relating to the environment. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in the Company's filings with the Securities and
Exchange Commission, including the Company's 10-K.

                              - Tables to follow -

                              UNION DRILLING, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                         JUNE 30,                          JUNE 30,
                                              ----------------------------       -----------------------------
                                                  2006             2005             2006              2005
                                              -----------      -----------       -----------       -----------

REVENUES
Nonaffiliates                                 $    58,816       $   33,633       $   115,394       $    48,984
Related party                                           -            1,138                 -             2,950
                                              -----------      -----------       -----------       -----------
  Total revenues                                   58,816           34,771           115,394            51,934
                                              -----------      -----------       -----------       -----------

COST AND EXPENSES
Drilling operations                                37,494           26,023            72,462            38,809
Depreciation and amortization                       5,557            4,030            10,744             6,136
General and administrative                          5,134            2,876             9,834             4,851
                                              -----------      -----------       -----------       -----------
  Total cost and expenses                          48,185           32,929            93,040            49,796
                                              -----------      -----------       -----------       -----------

  Operating income                                 10,631            1,842            22,354             2,138

Interest expense                                        -             (852)               (1)           (1,005)
Gain on sale of assets                                242               14               323                71
Other income                                           90               11               127                53
                                              -----------      -----------       -----------       -----------
  Income before income taxes                       10,963            1,015            22,803             1,257
Income tax expense                                  4,503                -             9,372             -
                                              -----------      -----------       -----------       -----------
  Net income                                  $     6,460      $     1,015       $    13,431       $     1,257
                                              ===========      ===========       ===========       ===========

Earnings per common share:
  Basic                                       $      0.30      $      0.06       $      0.63       $      0.09
                                              ===========      ===========       ===========       ===========
  Diluted                                     $      0.30      $      0.06       $      0.62       $      0.08
                                              ===========      ===========       ===========       ===========

Weighted-average common shares outstanding:
  Basic                                        21,213,705       16,226,591        21,190,038        14,686,301
                                              ===========      ===========       ===========       ===========
  Diluted                                      21,611,700       16,711,125        21,585,427        15,170,870
                                              ===========      ===========       ===========       ===========

                              UNION DRILLING, INC.
                              OPERATING STATISTICS
                       (IN THOUSANDS, EXCEPT PER DAY DATA)

                                         THREE MONTHS ENDED                   SIX MONTHS ENDED
                                              JUNE 30,                            JUNE 30,
                                    ----------------------------       -----------------------------
                                        2006             2005             2006              2005
                                    -----------      -----------       -----------       -----------

Revenues                            $    58,816      $    34,771       $   115,394       $    51,934
Drilling Margins                    $    21,322      $     8,748       $    42,932       $    13,125

Revenue Days                              4,375            3,137             8,699             4,708
Marketed Rig Utilization                   76.1%            58.8%             76.5%             53.8%

Revenue per revenue day             $    13,444      $    11,084       $    13,265       $    11,031

Drilling Margin per revenue day     $     4,874      $     2,788       $     4,935       $     2,788

                              UNION DRILLING, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                                  JUNE 30,          DECEMBER 31,
                                                                                    2006               2005
                                                                                 -----------        ------------
                                                                                 (UNAUDITED)

ASSETS:
CURRENT ASSETS:
  Cash and cash equivalents                                                      $       758        $     2,388
  Accounts receivable (net of allowance for doubtful accounts of $357
    and $313 at June 30, 2006 and December 31, 2005, respectively)                    40,686             27,579
  Accounts receivable - related party                                                      -                482
  Inventories                                                                          1,195                860
  Prepaid expenses and deposits                                                        2,512              4,930
  Deferred taxes                                                                       5,240             10,543
                                                                                 -----------        -----------
Total current assets                                                                  50,391             46,782
Goodwill                                                                               5,362              5,425
Intangible assets (net of accumulated amortization of $338 and
  $203 at June 30, 2006 and December 31, 2005, respectively)                           3,663              3,798
Property, buildings and equipment (net of accumulated depreciation of
  $55,985 and $46,251 at June 30, 2006 and
  December 31, 2005, respectively)                                                   152,672            120,783
Other assets                                                                             545                700
                                                                                 -----------        -----------
Total assets                                                                     $   212,633        $   177,488
                                                                                 ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
  Accounts payable                                                               $    13,991        $     9,241
  Current portion of long-term obligations                                             2,259              2,014
  Current portion of other obligations                                                 1,818              3,308
  Current portion of advances from customers                                             420              1,265
  Accrued expense and other liabilities                                                8,037              5,353
                                                                                 -----------        -----------
Total current liabilities                                                             26,525             21,181
Revolving credit facility                                                             15,041                  -
Long-term obligations                                                                  5,446              5,812
Deferred taxes                                                                        17,903             17,917
Advances from customers                                                                  139                139
                                                                                 -----------        -----------
Total liabilities                                                                     65,054             45,049

STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 per share; 75,000,000 shares authorized;
    21,314,192 and 21,166,109 shares issued and outstanding
    at June 30, 2006 and December 31, 2005, respectively                                 213                212
  Additional paid in capital                                                         135,089            133,381
  Retained earnings (deficit)                                                         12,277             (1,154)
                                                                                 -----------        -----------
Total stockholders' equity                                                           147,579            132,439
                                                                                 -----------        -----------
Total liabilities and stockholders' equity                                       $   212,633        $   177,488
                                                                                 ===========        ===========

     EBITDA is earnings before net interest, income taxes and depreciation and amortization. The Company believes EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before net interest, income taxes, depreciation and amortization.
EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies.
A reconciliation of EBITDA to net earnings is included below. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies.

                                     UNION DRILLING, INC.
                                       (IN THOUSANDS)

                                   THREE MONTHS ENDED                  SIX MONTHS ENDED
                                        JUNE 30,                           JUNE 30,
                               --------------------------         --------------------------
                                  2006             2005              2006             2005
                               --------------------------         --------------------------
Calculation of EBITDA:

  Net income                   $    6,460       $   1,015         $   13,431       $   1,257
  Interest expense                      -             852                  1           1,005
  Income tax expense                4,503               -              9,372               -
  Depreciation expense              5,557           4,030             10,744           6,136
                               --------------------------         --------------------------
    EBITDA                     $   16,520       $   5,897         $   33,548       $   8,398
                               --------------------------         --------------------------

     Drilling margin represents contract drilling revenues less contract drilling costs. Union Drilling believes that drilling margin is a useful measure for evaluating its financial performance, although it is not a measure of financial performance under generally accepted accounting principles. However, drilling margin is a common measure of operating performance used by investors, financial analysts, rating agencies and Union Drilling's management. A reconciliation of drilling margin to operating income is included below.
Drilling margin as presented may not be comparable to other similarly titled measures reported by other companies.

                                  UNION DRILLING, INC.
                                     (IN THOUSANDS)

                                      THREE MONTHS ENDED                    SIX MONTHS ENDED
                                            JUNE 30,                              JUNE 30,
                                   --------------------------         --------------------------
                                      2006            2005                2006          2005
                                   --------------------------         --------------------------

Calculation of drilling margin:
  Operating income                 $   10,631      $    1,842         $    22,354     $    2,138
  Depreciation and amortization         5,557           4,029              10,744          6,136
  General and administrative            5,134           2,876               9,834          4,851
                                   --------------------------         --------------------------
    Drilling margin                $   21,322      $    8,747         $    42,932     $   13,125

Revenue days during the period          4,375           3,137               8,699          4,708

Drilling margin per revenue day         4,874           2,788               4,935          2,788

                                       ###